UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – August 24, 2007

TXU CORP.
(Exact name of registrant as specified in its charter)

TEXAS	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC
(Formerly TXU Energy Company LLC)

(Exact name of registrant as specified in its charter)

DELAWARE	333-108876	75-2967817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411
(Address of principal executive offices, including zip code)

Registrants’ telephone number, including Area Code – (214) 812-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                         Entry into a Material Definitive Agreement.

On August 24, 2007, Texas Competitive Electric Holdings Company LLC (formerly known as TXU Energy Company LLC) (“Competitive Holdings”), Citibank, N.A. (“Citibank”), and Credit Suisse, Cayman Islands Branch (“Credit Suisse”), entered into an amendment (the “Amendment”) to the $1,500,000,000 Revolving Credit Agreement, dated as of March 1, 2007, as amended (the “Credit Agreement”), among Competitive Holdings, as the borrower, Citibank and Credit Suisse, as the lenders, and Credit Suisse, as administrative agent for the lenders.

Prior to the Amendment, the Credit Agreement provided that the commitments of the lenders would automatically terminate if Competitive Holdings entered into any new credit facility or issued new debt or preferred securities, with certain limited exceptions.  The Amendment provides, among other things, that the total commitments under the Credit Agreement would be reduced by a minimum of $500,000,000, and would not be automatically terminated, if Competitive Holdings were to issue certain new debt securities, or if Competitive Holdings were to enter into any new credit facility to support margin requirements under the long-term hedging program of Competitive Holdings and its affiliates consistent with that described in TXU Corp.’s and Competitive Holdings’ reports on Form 10-Q for the fiscal quarter ended June 30, 2007 (see Note 12 to Financial Statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Recent Developments - Long-term Hedging Program” in TXU Corp.’s report and Note 10 to Financial Statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Recent Developments - Long-term Hedging Program” in Competitive Holdings’ report).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the following registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TXU CORP.
By:	/s/ Anthony Horton
Name:	Anthony Horton
Title:	Senior Vice President, Treasurer and Assistant Secretary

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC
By:	/s/ Anthony Horton
Name:	Anthony Horton
Title:	Treasurer and Assistant Secretary

Dated:  August 28, 2007